UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)	Election of Douglas W. Kohrs as ev3 Director
     On July 31, 2008, the board of directors of ev3 Inc., upon recommendation of the nominating, corporate governance and compliance committee, elected Douglas W. Kohrs as an independent director of ev3 effective as of August 1, 2008. Mr. Kohrs previously served as a director of ev3 from June 2005 until October 2007 at which time Mr. Kohrs voluntarily resigned in order to facilitate the completion of ev3’s merger with FoxHollow Technologies, Inc. Mr. Kohrs was also a member of the board of managers of ev3 LLC from March 2005 through the date of the merger of ev3 LLC with and into ev3 Inc. in connection with ev3’s initial public offering in June 2005.
     Mr. Kohrs currently serves as President and Chief Executive Officer of Tornier B.V., a privately held global orthopedic company, a position he has held since July 2006. Mr. Kohrs served as Chief Executive Officer of American Medical Systems Holdings, Inc. from April 1999 until January 2005. He served on the board of directors of American Medical Systems Holdings from 1999 to May 2006, and served as chairman of the board from March 2004 to May 2006. Mr. Kohrs currently serves as a director of Tornier B.V. and The Institute for Health Technology Studies (InHealth), a not-for-profit medical device research organization.
     Pursuant to ev3’s amended and restated certificate of incorporation, ev3’s board of directors is divided into three staggered classes of directors of the same or nearly the same number. Pursuant to ev3’s amended and restated certificate of incorporation and amended and restated bylaws, ev3’s board of directors has the power to fill vacancies on the board and any director so elected by the board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director’s successor is elected and qualified. On July 31, 2008, ev3’s board of directors elected Mr. Kohrs as a Class II director to fill a vacancy on the board created when John B. Simpson, Ph.D., M.D. resigned in February 2008. Mr. Kohrs’ term as a Class II director will expire upon election and qualification of a successor director at the annual meeting of stockholders to be held in 2010. Mr. Kohrs was also appointed by ev3’s board of directors to serve as a member of ev3’s compensation committee.
     In addition to appointing Mr. Kohrs as a member of ev3’s compensation committee, ev3’s board of directors also approved other changes to the composition of ev3’s board committees. The following table summarizes the current membership of each of ev3’s three board committees reflecting such changes. Each of the members of the audit committee, compensation committee and nominating, corporate governance and compliance committee is an “independent director” under the Marketplace Rules of the NASDAQ Stock Market.

Nominating, Corporate
Director	Audit	Compensation	Governance and Compliance
John K. Bakewell	Chair	—	—

Jeffrey B. Child	—	—	√

Richard B. Emmitt	√	—	—

Douglas W. Kohrs	—	√	—

Daniel J. Levangie	—	Chair	—

Robert J. Palmisano	—	—	—

Thomas E. Timbie	√	—	Chair

Elizabeth H. Weatherman	—	√	√

     As a director of ev3, Mr. Kohrs will receive an annual grant of stock options and restricted stock, be paid an annual cash retainer of $36,000 and an additional compensation committee member annual retainer of $5,000, each paid on a quarterly basis. ev3 also reimburses each director for out-of-pocket expenses incurred in connection with attending board and board committee meetings. Upon his initial election to ev3’s board of directors, Mr. Kohrs received equity-based incentive awards with an aggregate fair value of $150,000 when granted, with one-half of the value consisting of a stock option and the remaining one-half consisting of restricted stock. Under the stock option, Mr. Kohrs will have the right to purchase 20,268 shares of ev3 common stock at a per share exercise price equal to 100% of the fair market value of a share of ev3 common stock on the date of grant. The stock option will have a ten year term and will vest and become exercisable in two annual installments, with 50% of the underlying shares vesting and becoming exercisable on the one-year anniversary of the date of grant and the remaining underlying shares becoming fully vested and exercisable on the two-year anniversary of the date of grant, in each case so long as Mr. Kohrs is still a director of ev3 as of such date. The restricted stock grant covers 7,462 shares and will vest in two annual installments, with 50% of the underlying shares vesting and becoming non-forfeitable on the one-year anniversary of the date of grant and the remaining underlying shares becoming fully vested and non-forfeitable on the two-year anniversary of the date of grant, in each case so long as Mr. Kohrs is still a director of ev3 as of such date.
     ev3 enters into agreements with its directors under which ev3 is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of ev3’s directors. ev3 will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to ev3’s best interests. With respect to any criminal proceeding, ev3 will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.
     There is no arrangement or understanding between Mr. Kohrs and any other persons pursuant to which Mr. Kohrs was selected as a director of ev3. Mr. Kohrs does not have any direct or indirect material interest in any existing or currently proposed transaction to which ev3 is or may become a party.
(e)	Approval of ev3 Inc. Incentive Compensation Plan
     On July 31, 2008, the board of directors of ev3 Inc., upon recommendation of the compensation committee, approved a new ev3 Inc. Incentive Compensation Plan, which will replace in its entirety the ev3 Inc. Executive Performance Incentive Plan applicable to ev3’s executive officers and certain other employees and the ev3 Inc. Performance Incentive Plan applicable to other ev3 employees. Subsequent to the adoption of ev3’s performance incentive plans for 2008, ev3’s management established and is currently implementing a high performance management system that places emphasis on slightly different operating and financial performance measures than the company’s existing performance incentive plans for 2008. The primary purpose of the new ev3 Inc. Incentive Compensation Plan is to align ev3’s short-term incentive compensation programs with its operating and financial performance goals and objectives.

     Under the terms of the new plan, participants, including ev3’s executive officers, are eligible to earn annual (as opposed to quarterly as provided under the prior plan applicable to ev3’s executive officers) cash bonuses based on ev3’s financial performance and individual objectives. The plan is designed to reward all eligible employees for achieving stretch annual goals and to closely align their accomplishments with the interests of ev3’s stockholders. Each plan participant has an annual incentive target bonus under the plan, expressed as a percentage of his or her annual base salary. Each plan participant’s target bonus percentage is based on the individual’s level of responsibility within the company. The target bonus percentages, expressed as a percentage of annual base salary, for certain of ev3’s executive officers, including the executive officers named in ev3’s most recent proxy statement in connection with its most recent annual meeting of stockholders, are as follows: Robert J. Palmisano, President and Chief Executive Officer (100%); Pascal E.R. Girin, Executive Vice President and President, Worldwide Neurovascular and International (65%); Stacy Enxing Seng, Senior Vice President and President, Peripheral Vascular and FoxHollow Technology Divisions (60%); and Patrick D. Spangler, Senior Vice President, Chief Financial Officer and Treasurer (60%). Each plan participant’s annual bonus payment under the plan is determined by multiplying the participant’s target bonus amount (the participant’s target bonus percentage times his or her annual base salary) by an incentive percentage equal to between 0% and 150% and determined based on the achievement of corporate financial goals, as well as, in the case of Mr. Girin and Ms. Enxing Seng, additional divisional financial goals, and non-financial individual objectives. The corporate and divisional financial goals under the new plan for 2008 are based on ev3’s revenue and operating profit (loss) for 2008 and days sales outstanding and inventory days on hand as of December 31, 2008, each as compared with target amounts.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2008	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Chief Legal Officer and Secretary